SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 30, 2002

VANGUARD AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware 0-27034 48-1149290

(State or other jurisdiction of incorporation) (Commission File Number) (I.R.S. Employer Identification No.)

533 Mexico City Avenue, Kansas City International Airport, Kansas City, MO 64153

(Address of principal executive offices including zip code)

Registrant's telephone number, including area code (816) 243-2100

Item 5. Other Events.

On July 30, 2002, Vanguard Airlines suspended scheduled service and filed for protection under Chapter 11 of the federal bankruptcy code in the federal bankruptcy court for the Western District of Missouri. The Company remains in possession of its assets and properties, and the Company's business and affairs will continue to be managed by the Company's directors and officers, subject in each case to the supervision of the bankruptcy court. The Company continues to seek financing on a debtor-in-possession basis but can provide no assurance that financing will be obtained. In the event financing is not obtained and does not appear likely in the immediate future, the Company intends to commence an orderly liquidation.

The Company expects that there will be no distribution to holders of Common Stock in the bankruptcy case.

On July 30, 2002, the Company issued a press release relating to the foregoing. A copy of the release is attached hereto as Exhibit 99.1 and is incorporated in its entirety herein by reference.

Item 7. Financial Statements and Exhibits.

(c) Exhibits. The following Exhibits are filed with this report:

Exhibit No. Description

99.1 Press Release, issued July 30, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANGUARD AIRLINES, INC.

/s/ David A. Rescino

By: David A. Rescino

Chief Financial Officer and Vice President-Finance

Date: July 30, 2002